Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned directors of PACCAR Inc, a Delaware corporation, hereby severally constitute and appoint M. C. Pigott, M. A. Tembreull, or any of them, singly, our true and lawful attorney-in-fact, to sign for us, and in our names in our capacity as director on behalf of the Company, a registration statement on Form S-3  to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1933, as amended, for the purpose of registering debt securities of this corporation, together with any and all supplements and amendments thereto (including post-effective supplements and amendments).

IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of this  17th day of October 2008.

/s/ A. J. CARNWATH	/s/ J. C. PIGOTT
A. J. Carnwath	J. C. Pigott
Director, PACCAR Inc	Director, PACCAR Inc

/s/ J. M. FLUKE, JR.	/s/ W. G. REED, JR.
J. M. Fluke, Jr.	W. G. Reed, Jr.
Director, PACCAR Inc	Director, PACCAR Inc

/s/ S. F. PAGE	/s/ G. M. E. SPIERKEL
S. F. Page	G. M. E. Spierkel
Director, PACCAR Inc	Director, PACCAR Inc

/s/ R. T. PARRY	/s/ M. A. TEMBREULL
R. T. Parry	M. A. Tembreull
Director, PACCAR Inc	Director, PACCAR Inc

/s/ M. C. PIGOTT	/s/ C. R. WILLIAMSON
M. C. Pigott	C. R. Williamson
Chairman of the Board and Director PACCAR Inc	Director, PACCAR Inc